UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) February 4, 2022

Alpine 4 Holdings, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2525 E Arizona Biltmore Circle, Suite 237

Phoenix, AZ  85016

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431

(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

Dear Employees and Shareholders,

As 2021 came to a close, I sat down at my desk to reflect on the year that had passed and the year that was ahead of us.  My thoughts immediately focused on what we as a company had accomplished over the previous twelve months.  By December 8th, 2021, Alpine 4 Holdings completed five acquisitions, one equity investment, two capital raises totaling more than $74 million, and up-listed to the Nasdaq exchange.  Of course, any one of these events by itself takes significant time, effort, and fortitude to see through to completion.  But to accomplish all of them in one year was a herculean feat, of which the Alpine 4 team deserves great credit.  These new acquisitions will field growth in several important sectors, including lithium batteries, energy storage systems, commercial electronics, and 3D mapping.  With the lithium battery market trending towards $41 billion, and the energy storage systems (ESS) market reaching $21.1 billion in global opportunity in 2021, our market opportunity looks to be immense!

2021 Financial Impacts:  As the year began, Alpine 4 and its subsidiaries had effectuated measures to benefit from its fresh capital to take advantage of an economy ready to explode.  However, by the end of Q1 2021, the jump start on the economy felt more like a false start in a race.  Supply chain issues that had plagued our economy for over a year began to hit all of our operating sectors hard in Q1 2021.  Challenges ranging from shortages and monumental price increases in steel, electronic components, and nutraceutical ingredients found Alpine 4 in the midst of a complicated operating environment, with the demand for our products far outstripping our ability to deliver them in these market constraints.  As such, our P&L was hit hard with losses, as our potential revenue was locked up in our balance sheet as WIP (Work in Progress) and inventory, waiting on other parts to arrive so we could then turn them into sales.  The constrained WIP and inventory also ate through large cash reserves on our balance sheet to support our subsidiaries’ need to purchase parts and inventory to satisfy our customer base.  In addition, due to these supply chain issues, many of our smaller, non-public competitors were simply wiped out and closed their doors during 2021.  While these supply chain issues have been problematic in 2021, we are starting to see some easing of these constraints as we head into 2022, and our cash reserves should gradually begin to rise back up starting in Q2 2022 as our WIP and Inventory turn into A/R and then cash.

Alpine 4 Is More Than Just a Holding Company: For almost eight years, we have been aggressively pursuing our business model of DSF, and we have built an impressive array of companies that compete together to disrupt our respective markets.  It takes unique, forward-thinking companies like Alpine 4 to reshape how industries can operate together.  Imagine a company like Vayu Aerospace, which is competing for the business of large corporations and government contracts, that could leverage the strengths of another company like ElecJet and its graphene lithium power cells to give its products a competitive advantage in flight duration, safety, and reliability; or, the ITAR and AS9100D certifications of Quality Circuit Assembly to manufacture specific versions of ElecJet’s graphene batteries and electronics to be sold to other major aerospace corporations.  This integrated web of Alpine 4’s subsidiaries that seek to use their products or services as an advantage together is what makes us unique.  This is the power of synergy, and it’s the ability to position the playing field in our favor.

Value Isn’t Always Obvious: Occasionally, I’m asked where I feel our valuation should be from a market cap perspective.  While that can be a subjective statement, many of our subsidiaries, such as Vayu Aerospace, Identified Technologies, RCA Commercial, and ElecJet, would have market caps if publicly held as stand-alone companies the size of ours, if not larger.  So, when you look at the aggregate value of our combined companies, it becomes clear that our market cap could see much higher valuations in the future.  This is especially true as our subsidiaries mature and create opportunities for market cap growth.

Generational Businesses Take Time to Build: Amazon, FedEx, TBS, ESPN, Tesla, and many smaller companies took years, and in some cases, over a decade, to build their business models and create profit.  Companies like Lyft and Uber have yet to achieve profitability as they are still building out their business model.  It is all about the infrastructure they built or are building, and Alpine 4 is no different.  We are building the foundation of a company to be continuously relevant.  We always aim to grow and enhance our acquisitions, and it takes time, money, and effort to transform these companies.  This transformational process can lead to losses for a period of time with our acquired subsidiaries.  Quality Circuit Assembly, Inc. (QCA) epitomizes this.  Purchased in mid-2016, the company did roughly $7m per year in annual sales and produced a net profit of $700k.  QCA will close out 2021 with over $15.5m in sales, generate $2.5m in net profit, and has the infrastructure to support sales above $25 million without having to expand its manufacturing facilities.  All of our subsidiaries are on their journey to being “optimized.” Some can take as little as 90 days, as we anticipate with RCA Commercial or as long as QCA, which took several years.  Regardless of where an individual subsidiary is at in the process, our focus is on the foundation we are building for the future.

2022 A Year of Optimization and Integration: Last year, we successfully acquired five new subsidiaries.  In 2022, we plan to capitalize on the opportunities that these subsidiaries represent so that exponential growth can begin to occur.  One growth-related decision to be made, is where to build our graphene lithium battery facility in the United States.  One of the most significant cost considerations with batteries is the expense of freight.  A manufacturing presence in the United States, with a vast and growing appetite for all things electrical, gives ElecJet and RCA Batteries an equal playing field with more developed battery manufacturers.  This significant cost savings on freight represents just one of our competitive advantages.  This advantage will create the ability to sell our revolutionary battery cells on a much broader scale than if we were to manufacture them solely overseas.  In addition, Vayu Aerospace will continue to benefit from the production infrastructure we built in 2021 and continuing into 2022 to manufacture our airframes in larger quantities.  They will also continue to benefit from the redesigned avionics platform for G1 and US-2, now solely made of US-based components and assembled by our subsidiary, Quality Circuit Assembly.

In early 2021, we formed A4 Ventures, a think tank of Alpine 4 executives and consultants, to be the innovation spring of Alpine 4.  Shortly after Alpine 4 acquired Vayu and Impossible Aerospace, A4 Ventures, at my direction, began the planning to create a company built around the future of autonomous delivery of freight.  Its mission was to use Vayu Aerospace’s airframes and its avionics software as its primary delivery mechanism to create a mesh network of delivery points within a geographic area.  The result of our efforts was the creation of Global Autonomous Corporation or GAC.  We intend to build the business model out and spin off the subsidiary into a public entity at some point in the future, much like eBay did with PayPal.

With regards to our acquisition front, we are slowing our pace down for 2022.  The 2021 acquisition pace was the result of unique opportunities in the market and our ability to seize them.  As for 2022, so far, we currently have two targeted acquisitions.  They are complementary in nature to our existing subsidiaries and are designed to fulfill a larger footprint in our current competitive offering.  To acquire these two prospective companies, our CFO and I will continuously review our cost of equity vs. cost of debt to see which avenue is best suited to complete these transactions.  Market conditions will guide our decision making process on this matter.

In closing, 2022 will be a year of building upon our previous achievements while leveraging them into new ventures.  We will see the rounding out and optimization of our DSF business model, while we simultaneously continue to take advantage of market opportunities as they present themselves.  Let’s have a wonderful 2022 and may you and your family be blessed!

Best regards,

Kent B. Wilson

CEO / President / Founder

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Holdings, Inc.

By: /s/ Kent B. Wilson

Kent B. Wilson

Chief Executive Officer, President

(Principal Executive Officer)

Date: February 4th 2022